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                                                                    EXHIBIT 11.1

                           EDEN BIOSCIENCE CORPORATION
                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2002

BASIC AND DILUTED NET LOSS PER SHARE:

                                                   Three Months Ended March 31, 2001           Three Months Ended March 31, 2002
                                                ---------------------------------------     ---------------------------------------
                                                  Shares Outstanding                          Shares Outstanding
                                                ------------------------                    ------------------------
                                                               Weighted                                   Weighted
                                                  Total         Average                       Total        Average
                                                ----------    ----------                    ----------    ----------
Net loss                                                                    $(2,470,521)                                $(5,504,717)
Common stock:
    Shares outstanding at beginning of period   23,894,680    23,894,680                    24,099,944    24,099,944
    Issued during the period:
       Exercise of stock options                    32,666        13,592                       117,696        66,694
                                                ----------    ----------                    ----------    ----------

       Shares outstanding at end of period      23,927,346    23,908,272     23,908,272     24,217,640    24,166,638     24,166,638
                                                ==========    ==========    -----------     ==========    ==========    -----------

Basic and diluted net loss per share                                        $     (0.10)                                $     (0.23)
                                                                            ===========                                 ===========